US-DOCS\134927895.5 BIRD RIDES, INC. Ben Lu September 21, 2022 Dear Mr. Lu, Bird Rides, Inc., a Delaware corporation (the “Company”), is pleased to offer you employment with the Company on the terms described in this Employment Letter Agreement (this “Letter”), commencing as of the Start Date set forth on the signature page hereto (the “Start Date”). 1. Position. You shall, effective as of the Start Date, serve as Chief Financial Officer of Bird Global, Inc. (“Parent”) and you shall perform such employment duties as are usual and customary for such position and/or as otherwise directed by the Company. You will report to Parent’s President (currently Shane Torchiana). In addition to the foregoing, you shall serve the Company, Parent and/or any of their respective subsidiaries or affiliates in such other capacities as the Company may request from time to time, without additional compensation. By signing this Letter, you confirm with the Company that you are under no contractual or other legal obligations that would prohibit you from performing your duties with the Company. This position is considered exempt for purposes of applicable wage and hour laws, which means that you are not eligible for overtime pay under state and federal laws. 2. Compensation. (a) Base Salary. Effective as of the Start Date, you will be paid an annual base salary (“Base Salary”) at the rate of $500,000 per year, payable on the Company’s regular payroll dates and pro- rated for any partial year of service (including, for clarity, calendar year 2022). (b) Equity Award. (i) RSU Award. Subject to the approval of Parent’s Board of Directors (the “Board”), or a subcommittee of the Board, you will be granted an award of Restricted Stock Units (“RSUs”) covering 2,500,000 shares of Parent’s Class A common stock (the “RSU Award”). Unless otherwise specified, the grant date shall be the date that the Board (or a subcommittee of the Board, as applicable) approves the grant of such RSUs. The RSU Award will be subject to the terms and conditions contained in Parent’s 2021 Incentive Award Plan (the “2021 Plan”), and the applicable RSU award agreement in a form prescribed by Parent, which shall be consistent in all respects with the terms herein, and which you will be required to sign. The RSU Award will vest with respect to 1/12 of the RSUs on each of the first 12 quarterly anniversaries of September 1, 2022, subject to your continued employment with the Company through the applicable vesting date. (ii) Future RSU Award(s). In addition, if Parent achieves specified stock price goals outlined in Exhibit A attached hereto, Parent will grant you, subject to the approval of the Board or a subcommittee thereof, one or more RSU awards (the “Performance-Vesting RSUs”). The Performance- Vesting RSUs will be subject to the terms and conditions contained in the 2021 Plan and the applicable RSU award agreement(s) in a form prescribed by Parent, and will vest on a quarterly basis subject to your continued employment with the Company over an 18-month period following the achievement of the applicable performance goal. (iii) Annual Equity Awards. Beginning in calendar year 2023, you will be eligible to receive an annual equity-based compensation award as determined by the Board (or a subcommittee thereof) from time to time. The Board (or such subcommittee) will determine in its sole DocuSign Envelope ID: 8B828744-057E-4D64-8959-AB32E6980619

2 US-DOCS\134927895.5 discretion the grant timing, amount, form(s) and mix, and such other terms and conditions, applicable to any such annual equity-based compensation award. (c) Performance Bonus. For each of calendar years 2022, 2023 and 2024, you shall be eligible to earn one or more cash performance bonuses (each, a “Performance Bonus”), as follows: (i) Adjusted EBITDA. You shall be eligible to earn (i) a Performance Bonus equal to $9,375 for each calendar quarter in which the Company achieves positive Adjusted EBITDA (as defined below), beginning with the third quarter of 2022; and (ii) an additional Performance Bonus equal to $37,500 if the Company achieves positive Adjusted EBITDA for any three calendar quarters in the same calendar year (i.e., in 2023 or in 2024), in each case, as determined by the Board or a subcommittee thereof. In no event shall more than $75,000 be payable to you with respect to any one calendar year under this Section 2(c)(i). For purposes of this Letter, “Adjusted EBITDA” means, with respect to the applicable period, Adjusted EBITDA as reported in the applicable earnings release attached as an exhibit to the Company’s Current Report on Form 8-K for the applicable period. (ii) Free Cash Flow. You shall be eligible to earn (i) a Performance Bonus equal to $18,750 for each calendar quarter during which the Company achieves positive Free Cash Flow (as defined below), beginning with the third quarter of 2022; and (ii) an additional Performance Bonus equal to $75,000 if the Company achieves positive Free Cash Flow for any three calendar quarters in the same calendar year (i.e., in 2023 or in 2024), in each case, as determined by the Board or a subcommittee thereof. In no event shall more than $150,000 be payable to you with respect to any one calendar year under this Section 2(c)(ii). For purposes of this Letter, “Free Cash Flow” means, with respect to an applicable period, (1) Free Cash Flow as reported in the applicable earnings release attached as an exhibit to the Company’s Current Report on Form 8-K for the applicable period or (2) if Free Cash Flow is not specifically reported in the applicable earnings release, (x) net cash provided by operating activities, less (y) purchases of vehicles, each as reported in the applicable earnings release attached as an exhibit to the Company’s Current Report on Form 8-K for the applicable period. (iii) YOY Net Revenue. You shall be eligible to earn (i) a Performance Bonus equal to $28,125 if the Company’s Net Revenue (as defined below) increases by 30% or more year-over- year from calendar year 2022 to calendar year 2023 (the “2023 YOY Net Revenue Goal”); and (ii) an additional Performance Bonus equal to $28,125 if the Company’s Net Revenue increases by 30% or more year-over-year from calendar year 2023 to calendar year 2024 (the “2024 YOY Net Revenue Goal” and, together with the 2023 YOY Net Revenue Goal, the “YOY Net Revenue Goals”), as determined by the Board or a subcommittee thereof; provided, however, that (x) any additional 2023 Net Revenue associated with a corporate acquisition that is consummated in calendar year 2023 will be excluded for purposes of calculating the level at which the 2023 YOY Net Revenue Goal is achieved and (y) any additional 2024 Net Revenue associated with a corporate acquisition that is consummated in calendar year 2024 will be excluded for purposes of calculating the level at which the 2024 YOY Net Revenue Goal is achieved. In no event shall more than $56,250 be payable to you under this Section 2(c). For purposes of this Letter, “Net Revenue” means, with respect to an applicable period, (x) revenue, less (y) contra revenue, each as reported in the applicable earnings release attached as an exhibit to the Company’s Current Report on Form 8-K for the applicable period; provided, that in no event shall “Net Revenue” include any additional revenues related to a corporate acquisition that is consummated in calendar year 2022. (iv) Additional Performance Bonus. Without limiting anything set forth in this Section 2, you also will be eligible to earn an additional $150,000 with respect to each of calendar year 2023 and calendar year 2024 if the Company achieves both (i) positive Adjusted EBITDA and positive Free Cash Flow for any three calendar quarters in the same calendar year (i.e., in 2023 or in 2024); and (ii) the YOY Net Revenue Goal for such calendar year, in each case, as determined by the Board or a subcommittee thereof. In no event shall more than $300,000 be payable to you under this Section 2(c)(iv). DocuSign Envelope ID: 8B828744-057E-4D64-8959-AB32E6980619

3 US-DOCS\134927895.5 (v) Payment. The payment of any Performance Bonus, to the extent any Performance Bonus becomes payable, will be made within 45 days after the end of the applicable calendar quarter or 75 days after the end of the applicable calendar year (as applicable), subject to your continued employment with the Company through the applicable payment date. (d) Signing Bonus. The Company shall pay you a one-time cash signing bonus (the “Signing Bonus”) in an amount equal to $375,000, payable in a lump-sum within 45 days following the Start Date. Notwithstanding the foregoing or anything to the contrary herein or in any other agreement, you acknowledge and agree that if your employment with the Company terminates for any reason other than due to a Qualifying Termination (as defined below) or due to your death or disability, in any case, prior to the second anniversary of the Start Date, all or a portion of the Signing Bonus shall be repaid promptly by you to the Company immediately upon demand therefor in an amount equal to: (i) 100% of the Signing Bonus, if such termination occurs prior to the first anniversary of the Start Date; and (ii) 50% of the Signing Bonus, if such termination occurs on or after the first anniversary of the Start Date and prior to the second anniversary of the Start Date. You and the Company acknowledge and agree that the Signing Bonus (or the relevant portion thereof) will not be earned unless and until you are continuously, actively employed with the Company through the applicable anniversary of the Start Date. However, if a Change in Control (as defined in the 2021 Plan) is consummated and you remain in continuous employment until immediately prior to the Change in Control, you will be deemed earned in the entire Signing Bonus and you will not be required to repay any portion of the Signing Bonus that remains subject to the above repayment provision. 3. Severance. (a) Qualifying Termination. Subject to Section 3(b) below and your continued compliance with the Confidentiality Agreement (as defined below), if your employment is terminated due to a Qualifying Termination, then: (i) the Company will pay you an amount equal to 12 months of your Base Salary then in effect (the “Severance”), payable in substantially equal installments in accordance with the Company’s normal payroll practices over the 12-month period following the termination date (the “Severance Period”), with such installments commencing on the first regular payroll date following the effective date of the Release (as defined below), and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon; (ii) subject to your valid election to continue healthcare coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall continue to provide, during the COBRA Period (as defined below), you and your eligible dependents with coverage under its group health plans at the same levels and same cost to you as would have applied if your employment had not been terminated (and based on your elections in effect on the date of your termination), provided, however, that (1) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A (as defined below); or (2) the Company is otherwise unable to continue to cover you under its group health plans without incurring penalties (including without limitation, pursuant to Section 2718 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to you in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof); and DocuSign Envelope ID: 8B828744-057E-4D64-8959-AB32E6980619

4 US-DOCS\134927895.5 (iii) all outstanding Time Vesting Awards (as defined below) shall, to the extent then-unvested, vest (and, as applicable, become exercisable) on an accelerated basis as of the termination date with respect to the number of shares underlying the award that would have vested had you remained in continuous employment during the Severance Period; provided, however, that, with respect to any Time Vesting Award that vests on a quarterly basis, the number of Parent shares that become vested in accordance with the foregoing shall be calculated assuming that the vesting schedule for such award is monthly (rather than quarterly) over the vesting period from the applicable vesting commencement date. Notwithstanding the foregoing, in the event that such Qualifying Termination occurs during the 24-month period following the date on which a Change in Control is consummated, all of your then-outstanding Time Vesting Awards shall, to the extent then-unvested, become fully vested (and, as applicable, exercisable) on an accelerated basis as of the termination date. In addition to the severance payments and benefits described in Section 3(a) above, you and the Company acknowledge and agree that, following a Qualifying Termination of your employment, at the Company’s request, you and the Company shall enter into an advisor or consulting agreement, pursuant to which you will provide advisory and/or transition services to the Company and its affiliates for a period of up to one year following the termination date, on terms and conditions determined by the Board or a subcommittee thereof. (b) Release. Any severance payments and benefits described in Section 3(a) above will be conditioned upon your timely execution and non-revocation of the Company’s standard separation and release agreement, including a general release of all claims, in a form prescribed by the Company (the “Release”), within 21 days (or, to the extent required by law, 45 days) following the termination date. For the avoidance of doubt, each Time Vesting Award shall remain outstanding and eligible to vest following the termination date and shall actually vest and become non-forfeitable upon the effectiveness of the Release. Any payments subject to Section 409A that are subject to execution of the Release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A. (c) Performance Awards. Any Parent equity compensation awards that are or remain subject to the achievement of performance conditions (i.e., other than continued service) as of the termination date (including any Performance-Vesting RSUs that have not yet been granted because the applicable performance goal has not yet been achieved) shall be forfeited and terminated without consideration therefor. (d) Certain Definitions. For purposes of this Letter: (i) “Cause” shall have the meaning set forth in the 2021 Plan. (ii) “COBRA Period” shall mean the period beginning on the date of your Qualifying Termination and ending on the earlier of (x) the last day of the Severance Period and (y) the date on which you become eligible to receive benefits under a “group health plan” (within the meaning of Section 4980B of the Code) of a subsequent employer. (iii) “Good Reason” shall mean the occurrence of any one or more of the following events without your prior written consent unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction): (1) a material reduction in your Base Salary, other than a reduction up to 10% in connection with an across-the-board reduction affecting all similarly situated executives of the Company; (2) a material diminution of your title, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial or inadvertent actions not DocuSign Envelope ID: 8B828744-057E-4D64-8959-AB32E6980619

5 US-DOCS\134927895.5 taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by you; (3) a relocation of your principal workplace (which may include your personal residence) by more than 35 miles; (4) a material breach by the Company or any of its affiliates of this Letter; or (5) a requirement that you report to any person other than the President or the Chief Executive Officer of the Company (other than temporarily or as required by applicable law). Notwithstanding the foregoing, you will not be deemed to have resigned your employment for Good Reason unless (x) you provide the Company with written notice setting forth in reasonable detail the facts and circumstances you claim to constitute Good Reason within 90 days after the date of the occurrence of any event that you know or should reasonably have known to constitute Good Reason; (y) the Company fails to cure such acts or omissions within 30 days following its receipt of such notice; and (z) the effective date of your resignation for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period. (iv) “Qualifying Termination” shall mean a termination of your employment (1) by the Company without Cause (other than by reason of your death or disability) or (2) by you for Good Reason. (v) “Time Vesting Awards” shall mean all outstanding Parent equity awards that vest solely on the passage of time that are held by you on the termination date (including, for clarity, (x) any then-unvested RSUs underlying the RSU Award and (y) any then-unvested Performance-Vesting RSUs (to the extent then-outstanding) that, as of the termination date, have satisfied the applicable performance goal (but which remain subject to time-based vesting conditions)). (e) No Other Rights. Except as expressly provided in this Section 3(a), you shall not be entitled to any additional payments or benefits upon or in connection with your termination of employment. 4. Confidential Information and Invention Assignment Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”). 5. Employment Relationship. Your employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without Cause. At-will employment also means that the Company may make decisions regarding other terms of employment at any time with or without advance notice or cause, including but not limited to demotion, discipline, promotion, transfer, compensation, and duties. Any contrary representations which may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and Parent’s Chief Executive Officer. 6. Outside Activities. While you render services to the Company, you agree that you will not engage in any other employment, or any consulting or other business activity that competes or causes a conflict of interest with the Company and/or the performance of your duties, without the written consent of the Company. 7. Indemnification. The Company will indemnify, defend, and hold you harmless to the fullest extent provided in the Company’s Bylaws and other organizing documents, including the Certificate of Incorporation and any separate, written indemnification agreement entered into by and between you and the Company in the substantially the same form as provided to all other Company officers and directors. DocuSign Envelope ID: 8B828744-057E-4D64-8959-AB32E6980619

6 US-DOCS\134927895.5 8. Taxes, Withholding and Required Deductions. All forms of compensation referred to in this Letter are subject to all applicable taxes, withholding and any other deductions required by applicable law. You and the Company intend that any payments or benefits provided to you under this Letter or otherwise will comply with Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder (“Section 409A”) to the extent not exempt therefrom. No amount that is deferred compensation subject to Section 409A of the Code shall be payable pursuant to this Letter unless your termination of employment constitutes a “separation from service” from the Company within the meaning of Section 409A. For purposes of Section 409A, your right to receive any installment payments under this Letter shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment. Notwithstanding the foregoing, no compensation or benefits, including without limitation any severance payments or benefits described above, shall be paid to you during the six-month period following your “separation from service” from the Company if the Company determines that paying such amounts at the time or times indicated in this Letter would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of your death), the Company shall pay you a lump-sum amount equal to the cumulative amount that would have otherwise been payable to you during such period. 9. Employee Handbook. Additionally, your acceptance of this offer of employment means that you understand and agree to familiarize yourself with and adhere to the Company policies and procedures which you will find in the Company Handbook. 10. No Tax Advice. You acknowledge and agree that you have consulted with any tax advisors that you deem advisable in connection with this Letter and the potential payments and other benefits specified herein and that you are not relying on the Company, Parent or any of their respective subsidiaries, affiliates, stockholders, directors, officers or employees, or any of their respective representatives, for tax advice. 11. Arbitration. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s Mutual Agreement to Arbitrate. Any disputes concerning your employment, the terms of your employment, the termination of your employment, your relationship with the Company, or the interpretation and application of this offer shall be resolved on an individual basis through binding arbitration in accordance with the Mutual Agreement to Arbitrate. 12. Governing Law. The validity, interpretation, construction and performance of this Letter, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of State of California, without giving effect to principles of conflicts of law. 13. Entire Agreement. This Letter, and the agreements referenced herein, set forth the entire agreement and understanding of the parties hereto relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof. 14. Counterparts. This Letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or PDF (or other electronic) copy will have the same force and effect as execution of an original, and a facsimile or electronic signature will be deemed an original and valid signature. DocuSign Envelope ID: 8B828744-057E-4D64-8959-AB32E6980619

7 US-DOCS\134927895.5 15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents or notices related to this Letter, securities of the Company or any of its affiliates or any other matter, including documents and/or notices required to be delivered to you by applicable securities law or any other law by email or any other electronic means. You hereby consent to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agree to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. If you wish to accept this offer, please sign and date and return to me. This offer is contingent upon (i) your ability to provide proper work authorization to be employed by the Company and (ii) receiving applicable background check results that meet standards based upon job duties and business necessity. Please note, given ongoing delays and closures with certain public institutions in light of the COVID pandemic, we may need to re-run your background check for certain jurisdictions once they are accessible. You will be notified at that time and will be provided with the applicable disclosures, and asked to provide consent to run your background check. You understand that your continued employment will be contingent upon receiving applicable background check results that meet standards based upon job duties and business necessity at that time. This means that if a potentially disqualifying record is revealed in the completed background check, the Company may terminate your employment in accordance with applicable law. This offer, if not accepted, will expire at the close of business on September 23, 2022. [Signature Page Follows] DocuSign Envelope ID: 8B828744-057E-4D64-8959-AB32E6980619

[Signature Page to Offer Letter] Please indicate your acknowledgement of, and agreement to, the terms and conditions set forth in this Letter by signing and dating this Letter in the space provided below and returning the signed Letter to Brooke Tandy. We very much look forward to having you join us. Very truly yours, BIRD RIDES, INC. Shane Torchiana President and Chief Executive Officer ACCEPTED AND AGREED: Ben Lu Anticipated Start Date: September 21, 2022 DocuSign Envelope ID: 8B828744-057E-4D64-8959-AB32E6980619 9/21/2022

Exhibit A-1 US-DOCS\134927895.5 EXHIBIT A Grant of Performance-Vesting RSUs; General Vesting Schedule Grant of RSUs. Performance-Vesting RSUs will be granted to you in two separate tranches as set forth in the table below (each, a “Tranche”), following the attainment of the applicable Price Per Share (as defined below) goals set forth in the following table (each, a “Price Per Share Goal” and, the date on which such Price Per Share Goal is attained (the “Vesting Commencement Date”)), in each case, subject to approval by the Board or a subcommittee thereof. Price Per Share Goal (1) Number of Granted Performance- Vesting RSUs Price Per Share is greater than or equal to $2.50 for any 10 Trading Days (as defined below), which may or may not be consecutive, within any 20 consecutive Trading Day period within the Performance Period 1,000,000 Price Per Share is greater than or equal to $5.00 for any 10 Trading Days, which may or may not be consecutive, within any 20 consecutive Trading Day period within the Performance Period 500,000 (1) Upon a Change in Control during the Performance Period, the Price Per Share shall be the CIC Price (as defined below) and the Price Per Share Goal shall be measured without regard to the Trading Day period described in the table above. For the avoidance of doubt, (i) each Price Per Share Goal may be achieved only once during the Performance Period and (ii) more than one Price Per Share Goal may be achieved on a particular date. For example, if the first Price Per Share Goal of $2.50 per Share is satisfied on January 21, 2023, the Price Per Share thereafter drops below such level and again reaches $2.50 per Share, then no additional Performance-Vesting RSUs shall be granted with respect to the achievement of such Price Per Share Goal a second time. Service-Vesting Requirement. Each Performance-Vesting RSU granted to you with respect to a Tranche shall fully vest as to 1/6th of the total number of RSUs subject such Tranche on each quarterly anniversary of the applicable Vesting Commencement Date, such that all of the RSUs subject to such Tranche shall have fully vested as of the 18-month anniversary of such Vesting Commencement Date, subject to your continued employment with the Company or its affiliates through the applicable vesting date (and rounded down to the nearest whole RSU until the final vesting date). Change in Control If a Change in Control occurs during the Performance Period, and a Price Per Share Goal is first achieved based on the CIC Price, then any Performance-Vesting RSUs to which such Price Per Share Goal applies shall be granted (or, as determined by the Board or a subcommittee thereof in its sole discretion, shall be deemed granted) and shall be eligible to vest following such Change in Control subject to the satisfaction of the service-vesting condition set forth above. Notwithstanding the generality of the foregoing, in the event that a Price Per Share Goal was achieved prior to such Change in Control, no DocuSign Envelope ID: 8B828744-057E-4D64-8959-AB32E6980619

Exhibit A-2 US-DOCS\134927895.5 additional Performance-Vesting RSUs shall be granted with respect to the achievement of such Price Per Share Goal in connection with such Change in Control. Notwithstanding anything to the contrary contained herein or in the 2021 Plan (including Section 8.3 of the 2021 Plan), if, in connection with the occurrence of a Change in Control, if any Performance- Vesting RSUs have not or do not become granted due to failure to achieve the applicable Price Per Share Goal, then your right to the grant of such RSUs automatically will be forfeited and terminated without consideration therefor as of immediately prior to the consummation of such Change in Control. Termination of Service Upon your termination of employment for any reason, all Performance-Vesting RSUs that have not become granted as of the date of such termination of employment (because the applicable Price Per Share Goal has not yet been achieved) automatically will be forfeited and terminated without consideration therefor. Definitions “CIC Price” means the price per Share of Class A Common Stock (each such term as defined in the 2021 Plan) (or, in connection with a sale or other disposition of all or substantially all of the Parent’s assets, the implied price per Share of Class A Common Stock) paid by an acquiror in connection with such Change in Control or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliate, then, unless otherwise determined by the Administrator (as defined in the 2021 Plan), the CIC Price shall mean the value of the consideration paid per Share based on the average of the closing trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded for each Trading Day during the five consecutive Trading Days ending on and including the date on which a Change in Control occurs. In the event the consideration in the Change in Control takes any other form, the value of such additional consideration shall be determined by the Administrator in its sole discretion. “Performance Period” means the period beginning on (and including) the Start Date and ending on (and including) the five year anniversary of the Start Date. “Price Per Share” means (i) the daily volume-weighted average sale price of one Share quoted on the New York Stock Exchange (or the exchange on which the Shares are then listed); or (ii) if a Change in Control is consummated during the Performance Period, the CIC Price. “Trading Day” means any day on which Shares are actually traded on the principal securities exchange or securities market on which Shares are then traded. DocuSign Envelope ID: 8B828744-057E-4D64-8959-AB32E6980619